Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE OF TRUST

between

GOAL CAPITAL FUNDING TRUST,

as Issuer

and

JPMORGAN CHASE BANK, N.A.,

as Trustee

Dated as of October 1, 2005

i

THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST (this “First Supplemental Indenture”), dated as of October 1, 2005, between GOAL CAPITAL FUNDING TRUST, a Delaware statutory trust (the “Issuer”), and JPMORGAN CHASE BANK, N.A., as trustee (the “Trustee”);

W I T N E S S E T H :

WHEREAS, the Issuer, JPMorgan Chase Bank, N.A., as eligible lender trustee, and the Trustee, as indenture trustee, are parties to an Indenture of Trust, dated as of October 1, 2005 (as amended and supplemented from time to time, the “Indenture”); and

WHEREAS, the Indenture prescribes the terms and conditions upon which the Issuer may from time to time authorize and issue series of Notes (as defined in the Indenture); and

WHEREAS, the Issuer has authorized and determined to issue four (4) classes of Senior Notes, one (1) class of Subordinate Notes and one (1) class of Junior Subordinate Notes (collectively, the “Series 2005-2 Notes”), pursuant to the Indenture and this First Supplemental Indenture; and

WHEREAS, the Issuer desires by this First Supplemental Indenture to prescribe the terms and provisions of the Series 2005-2 Notes all as more fully set forth herein; and

WHEREAS, the execution and delivery of this First Supplemental Indenture and the issuance of the Series 2005-2 Notes have been in all respects duly and validly authorized by the Issuer and all acts and things necessary to constitute this First Supplemental Indenture a valid supplemental indenture according to its terms have been done and performed;

NOW, THEREFORE, This First Supplemental Indenture Witnesseth:

Section 1. Definitions.

(a) In the event that any term or provision contained in this First Supplemental Indenture shall conflict with or be inconsistent with any provision contained in the Indenture, the terms and provisions of this First Supplemental Indenture shall govern with respect to the Series 2005-2 Notes.

(b) All capitalized terms defined in the Indenture and used but not otherwise defined herein shall have the meanings set forth in the Indenture; provided, that if a capitalized term is defined both in this First Supplemental Indenture and the Indenture, with respect to the Series 2005-2 Notes, this First Supplemental Indenture shall govern.

(c) In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

“Administration Fee” means a monthly fee equal to 1/12 of five one-hundredths of one percent (0.05%) of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that a Rating Agency Confirmation has occurred with respect to any increase in such amount).

“Applicable Interest Rate” means the rate of interest per annum borne from time to time by a class of the Series 2005-2 Notes, which (a) in the case of the Class A-1 Notes, shall be the Class A-1 Rate, (b) in the case of the Class A-2 Notes, shall be the Class A-2 Rate, (c) in the case of the Class A-3 Notes, shall be the Class A-3 Rate, (d) in the case of the Class A-4 Notes, shall be the Class A-4 Rate, (e) in the case of the Class B Notes, shall be the Class B Rate and (f) in the case of the Class C Notes, shall be the Class C Rate.

“Authenticating Agent” means the Trustee and its successor or successors.

“Authorized Denominations” means one hundred thousand dollars ($100,000) and additional increments of one thousand dollars ($1,000).

“Book-Entry Form” or “Book-Entry System” means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry and (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities “immobilized” to the custody of the Securities Depository.

“Borrower Benefits” means (a) any borrower benefit program referred to in the Cash Flows and (b) with respect to any Eligible Loans, any other borrower benefit programs for which a Rating Agency Confirmation has occurred.

“Class A Noteholder” shall mean a Holder of a Class A Note.

“Class A Noteholders’ Interest Distribution Amount” shall mean, on any Quarterly Distribution Date for any class of Class A Notes, the Class A-1 Noteholders’ Interest Distribution Amount, the Class A-2 Noteholders’ Interest Distribution Amount, the Class A-3 Noteholders’ Interest Distribution Amount or the Class A-4 Noteholders’ Interest Distribution Amount, as applicable, in each case to the extent payable on such Quarterly Distribution Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A Percentage” means, for any Quarterly Distribution Date, one hundred percent (100%) less the Class B Percentage.

“Class A Principal Distribution Amount” means, for any Quarterly Distribution Date, the result of the Principal Distribution Amount multiplied by the Class A Percentage.

“Class A-1 Note Interest Shortfall” shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-1 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-1 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from and including such immediately preceding Quarterly Distribution Date to but excluding the current Quarterly Distribution Date.

“Class A-1 Noteholder” shall mean a Holder of a Class A-1 Note.

“Class A-1 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-1 Rate for the related Interest Period on the aggregate outstanding principal balances of the Class A-1 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-1 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Period divided by 360 and rounding the resultant figure to the fifth decimal place.

“Class A-1 Notes” means the Senior Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of three hundred eight million dollars ($308,000,000) and designated as the “Student Loan Asset-Backed Notes, Series 2005-2, Class A-1.”

“Class A-1 Rate” shall mean, for any Interest Period other than the Initial Interest Period, the applicable Three-Month LIBOR, plus two basis points (0.02%), as determined on the LIBOR Determination Date for the applicable Interest Period. For the Initial Interest Period, the Class A-1 Rate shall be determined by reference to the following formula:

x + (12/28 * (y-x)) plus two basis points (.02%).

where:

x = Four-Month LIBOR, and

y = Five-Month LIBOR.

“Class A-2 Note Interest Shortfall” shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-2 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-2 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from and including such immediately preceding Quarterly Distribution Date to but excluding the current Quarterly Distribution Date.

“Class A-2 Noteholder” shall mean a Holder of a Class A-2 Note.

“Class A-2 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-2 Rate for the related Interest Period on the aggregate outstanding principal balances of the Class A-2 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-2 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Period divided by 360 and rounding the resultant figure to the fifth decimal place.

“Class A-2 Notes” means the Senior Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of one hundred one million seven hundred ninety-nine thousand dollars ($101,799,000) and designated as the “Student Loan Asset-Backed Notes, Series 2005-2, Class A-2.”

“Class A-2 Rate” shall mean, for any Interest Period other than the Initial Interest Period, the applicable Three-Month LIBOR, plus thirteen basis points (0.13%), as determined on the LIBOR Determination Date for the applicable Interest Period. For the Initial Interest Period, the Class A-2 Rate shall be determined by reference to the following formula:

x + (12/28 * (y-x)) plus thirteen basis points (0.13%).

where:

x = Four-Month LIBOR, and

y = Five-Month LIBOR.

“Class A-3 Note Interest Shortfall” shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-3 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-3 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-3 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-3 Notes from and including such immediately preceding Quarterly Distribution Date to but excluding the current Quarterly Distribution Date.

“Class A-3 Noteholder” shall mean a Holder of a Class A-3 Note.

“Class A-3 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-3 Rate for the related Interest Period on the aggregate outstanding principal balances of the Class A-3 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-3 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Period divided by 360 and rounding the resultant figure to the fifth decimal place.

“Class A-3 Notes” means the Senior Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of two hundred forty-seven million forty-six thousand dollars ($247,046,000) and designated as the “Student Loan Asset-Backed Notes, Series 2005-2, Class A-3.”

“Class A-3 Rate” shall mean, for any Interest Period other than the Initial Interest Period, the applicable Three-Month LIBOR, plus seventeen basis points (0.17%), as determined on the LIBOR Determination Date for the applicable Interest Period. For the Initial Interest Period, the Class A-3 Rate shall be determined by reference to the following formula:

x + (12/28 * (y-x)) plus seventeen basis points (0.17%).

where:

x = Four-Month LIBOR, and

y = Five-Month LIBOR.

“Class A-4 Note Interest Shortfall” shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-4 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-4 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-4 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-4 Notes from and including such immediately preceding Quarterly Distribution Date to but excluding the current Quarterly Distribution Date.

“Class A-4 Noteholder” shall mean a Holder of a Class A-4 Note.

“Class A-4 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-4 Rate for the related Interest Period on the aggregate outstanding principal balances of the Class A-4 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-4 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Period divided by 360 and rounding the resultant figure to the fifth decimal place.

“Class A-4 Notes” means the Senior Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of three hundred three million one hundred fifty-five thousand dollars ($303,155,000) and designated as the “Student Loan Asset-Backed Notes, Series 2005-2, Class A-4.”

“Class A-4 Rate” shall mean, for any Interest Period other than the Initial Interest Period, the applicable Three-Month LIBOR, plus twenty basis points (0.20%), as determined on the LIBOR Determination Date for the applicable Interest Period. For the Initial Interest Period, the Class A-4 Rate shall be determined by reference to the following formula:

x + (12/28 * (y-x)) plus twenty basis points (0.20%).

where:

x = Four-Month LIBOR, and

y = Five-Month LIBOR.

“Class B Note Interest Shortfall” shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class B Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class B Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the interest rate borne by the Class B Notes from and including such immediately preceding Quarterly Distribution Date to but excluding the current Quarterly Distribution Date.

“Class B Noteholder” shall mean a Holder of a Class B Note.

“Class B Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class B Rate for the related Interest Period on the aggregate outstanding principal balances of the Class B Notes immediately prior to such Quarterly Distribution Date; and (b) the Class B Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Period divided by 360 and rounding the resultant figure to the fifth decimal place.

“Class B Notes” means the Subordinate Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of forty million dollars ($40,000,000) and designated as the “Student Loan Asset-Backed Notes, Series 2005-2, Class B.”

“Class B Percentage” means, for any Quarterly Distribution Date, (a) prior to the Stepdown Date or with respect to any Quarterly Distribution Date on which a Subordinate Principal Trigger Event is in effect, zero; or (b) on and after the Stepdown Date and provided that no Subordinate Principal Trigger Event is then in effect, a fraction expressed as a percentage, the numerator of which, is the aggregate Outstanding Amount of the Class B Notes and the denominator of which is the aggregate Outstanding Amount of all Class A Notes and all Class B Notes, in each case determined as of the Quarterly Distribution Date immediately preceding such Quarterly Distribution Date.

“Class B Principal Distribution Amount” means, for any Quarterly Distribution Date, the result of the Principal Distribution Amount multiplied by the Class B Percentage.

“Class B Rate” shall mean, for any Interest Period other than the Initial Interest Period, the applicable Three-Month LIBOR, plus fifty-three basis points (0.53%), as determined on the LIBOR Determination Date for the applicable Interest Period. For the Initial Interest Period, the Class B Rate shall be determined by reference to the following formula:

x + (12/28 * (y-x)) plus fifty-three basis points (0.53%).

where:

x = Four-Month LIBOR, and

y = Five-Month LIBOR.

“Class C Accrued Interest” shall mean, with respect to any Quarterly Distribution Date, the amount of interest accrued at the Class C Rate for the related Interest Period on the Class C Principal Amount as of the Quarterly Distribution Date immediately prior to such Quarterly Distribution Date.

“Class C Distribution Amount” shall mean, for any Quarterly Distribution Date on which a Class C Note is Outstanding (and only to the extent of the outstanding Principal Amount of the Class C Notes), any amount remaining in the Collection Fund after giving effect to Sections 4.05 (i) through 4.05 (viii) of the Indenture.

“Class C Noteholder” shall mean a Holder of a Class C Note.

“Class C Notes” means the Junior Subordinate Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of eleven million six hundred seventy thousand dollars ($11,670,000) and designated as the “Student Loan Asset-Backed Notes, Series 2005-2, Class C.”

“Class C Principal Amount” means, as of the Closing Date and prior to the initial Quarterly Distribution Date, the original Principal Amount of the Class C Notes, and, as of any Quarterly Distribution Date, the Class C Principal Amount as of the Quarterly Distribution Date immediately preceding such Quarterly Distribution Date (or, in the case of the initial Quarterly Distribution Date, the original Principal Amount of the Class C Notes), plus the Class C Accrued Interest for such Quarterly Distribution Date, less the Class C Distribution Amount for such Quarterly Distribution Date.

“Class C Rate” shall mean, for any Interest Period other than the Initial Interest Period, the applicable Three-Month LIBOR, plus four hundred fifty basis points (4.50%), as determined on the LIBOR Determination Date for the applicable Interest Period. For the Initial Interest Period, the Class C Rate shall be determined by reference to the following formula:

x + (12/28 * (y-x)) plus four hundred fifty basis points (4.50%).

where:

x = Four-Month LIBOR, and

y = Five-Month LIBOR.

“Closing Date” means October 13, 2005.

“First Supplemental Indenture” means this First Supplemental Indenture of Trust, dated as of October 1, 2005, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

“Five-Month LIBOR” means, with respect to an Interest Period, the offered rate, as determined by the Trustee, of the applicable London interbank offered rate for United States dollar deposits having a maturity of five months which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the related LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Issuer Administrator shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for a five-month period to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case the applicable London interbank offered rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Issuer Administrator are quoting on the relevant LIBOR Determination Date for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 for a five-month period that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

“Four-Month LIBOR” means, with respect to an Interest Period, the offered rate, as determined by the Trustee, of the applicable London interbank offered rate for United States dollar deposits having a maturity of four months which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the related LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Issuer Administrator shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for a four-month period to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case the applicable London interbank offered rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Issuer Administrator are quoting on the relevant LIBOR Determination Date for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 for a four-month period that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

“Indenture” is defined in the recitals.

“Initial Interest Period” means, as to a class of Series 2005-2 Notes, the period commencing on the Closing Date and continuing through the day preceding the first Quarterly Distribution Date thereafter.

“Interest Payment Date” means (a) each Quarterly Distribution Date; or (b) with respect to the payment of interest upon redemption or acceleration of the Series 2005-2 Notes, such date on which such interest is payable under the Indenture.

“Interest Period” means with respect to the Series 2005-2 Notes, initially, the Initial Interest Period and, thereafter, the period commencing on each Quarterly Distribution Date and ending on (and including) the day preceding the next Quarterly Distribution Date.

“LIBOR Determination Date” means the second London Business Day immediately preceding the first day of the applicable Interest Period.

“London Business Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Note Registrar” means, with respect to the Series 2005-2 Notes, the Trustee.

“Participant” means a member of, or participant in, the Securities Depository.

“Paying Agent” means the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as the party from whom principal of, premium, if any, or interest on the Series 2005-2 Notes is payable to the Holders thereof.

“Prefunding Period” means (a) with respect to the use of proceeds of the Series 2005-2 Notes in the Prefunding Account, the period beginning on the Closing Date and ending on and including January 31, 2006 and (b) with respect to the use of proceeds of the Series 2005-2 Notes in the Add-On Consolidation Loan Account, the period beginning on the Closing Date and ending on and including July 31, 2006.

“Quarterly Distribution Date” means the twenty-fifth (25th) day of each February, May, August and November. If such day is not a Business Day, the Quarterly Distribution Date will be the next Business Day. The first Quarterly Distribution Date will be February 27, 2006.

“Regular Record Date” means, with respect to any of the Series 2005-2 Notes, one Business Day prior to each Quarterly Distribution Date.

“Securities Depository” means The Depository Trust Company, New York, New York, and its successors and assigns, or, if (a) the then-existing Securities Depository resigns from its functions as depository of the Series 2005-2 Offered Notes or (b) the Issuer discontinues use of the Securities Depository pursuant to Section 9(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2005-2 Offered Notes and which is selected by the Issuer with the consent of the Trustee.

“Series 2005-2 Notes” is defined in the recitals.

“Series 2005-2 Offered Notes” means the Class A Notes and the Class B Notes.

“Specified Capitalized Interest Fund Balance” means, for any Quarterly Distribution Date, the amount set forth on Schedule I hereto opposite such Quarterly Distribution Date.

“Specified Reserve Account Balance” means, on each Quarterly Distribution Date, an amount equal to the greater of (a) one-quarter of one percent (0.25%) of the sum of (i) the aggregate Principal Balance of the Financed Student Loans, (ii) the sum of any amounts on deposit in the Prefunding Accounts and (iii) the amount in the Capitalized Interest Fund, or (b) one million four hundred sixty-seven thousand six hundred forty-seven dollars ($1,467,647). The Specified Reserve Account Balance may not be changed pursuant to a Supplemental Indenture unless a Rating Agency Confirmation shall have occurred with respect to such Supplemental Indenture.

“Stated Maturity” means (a) with respect to the Class A-1 Notes, August 25, 2021, (b) with respect to the Class A-2 Notes, November 25, 2024, (c) with respect to the Class A-3 Notes, May 28, 2030, (d) with respect to the Class A-4 Notes, August 25, 2044, (e) with respect to the Class B Notes, November 25, 2044, and (f) with respect to the Class C Notes, November 26, 2046.

“Three-Month LIBOR” means, with respect to an Interest Period, the offered rate, as determined by the Trustee, of the applicable London interbank offered rate for United States dollar deposits having a maturity of three months which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the related LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Issuer Administrator shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for a three month period to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case the applicable London interbank offered rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Issuer Administrator are quoting on the relevant LIBOR Determination Date for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 for a three-month period that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

Section 2. Authorization and Terms of Series 2005-2 Notes. There is hereby created and there shall be (a) a class of Senior Notes titled “Student Loan Asset-Backed Notes, Series 2005-2, Class A-1” (b) a class of Senior Notes titled “Student Loan Asset-Backed Notes, Series 2005-2, Class A-2,” (c) a class of Senior Notes titled “Student Loan Asset-Backed Notes, Series 2005-2, Class A-3,” (d) a class of Senior Notes titled “Student Loan Asset-Backed Notes, Series 2005-2, Class A-4”, (e) a class of Subordinate Notes titled “Student Loan Asset-Backed Notes, Series 2005-2, Class B”, and (f) a class of Junior Subordinate Notes, titled “Student Loan Asset-Backed Notes, Series 2005-2, Class C”. The aggregate Principal Amount of the Class A-1 Notes of Series 2005-2 that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed the dollar amount set forth in the definition of Class A-1 Notes. The aggregate Principal Amount of the Class A-2 Notes of Series 2005-2 that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed the dollar amount set forth in the definition of Class A-2 Notes. The aggregate Principal Amount of the Class A-3 Notes of Series 2005-2 that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed the dollar amount set forth in the definition of Class A-3 Notes. The aggregate Principal Amount of the Class A-4 Notes of Series 2005-2 that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed the dollar amount set forth in the definition of Class A-4 Notes. The aggregate Principal Amount of the Class B Notes of Series 2005-2 that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed the dollar amount set forth in the definition of Class B Notes. The aggregate Principal Amount of the Class

C Notes of Series 2005-2 that may be authenticated and delivered under the Indenture on the Closing Date is limited to and shall not exceed the dollar amount set forth in the definition of Class C Notes, and the aggregate Principal Amount of the Class C Notes Outstanding on any Quarterly Distribution Date shall not exceed the Class C Principal Amount.

The Series 2005-2 Notes shall be issued without coupons in Authorized Denominations.

The Series 2005-2 Notes shall be dated as provided in Section 2.09 of the Indenture and shall bear interest from their date of original issue until payment of principal has been made or duly provided for. The date of original issue of the Series 2005-2 Notes shall be the Closing Date. The Series 2005-2 Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

The principal of the Series 2005-2 Notes, together with interest payable on the Series 2005-2 Notes at the Maturity thereof if the date of such Maturity is not a Quarterly Distribution Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in Section 9 hereof, presentation and surrender of such Series 2005-2 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2005-2 Notes, or a duly appointed successor Paying Agent; provided that no presentation and surrender of a class of Series 2005-2 Notes shall be required pursuant to this paragraph other than at the Stated Maturity thereof or upon redemption thereof. Any interest due and principal payable on the Series 2005-2 Notes on each Quarterly Distribution Date shall, except as otherwise provided in Section 9 hereof, be paid by check or draft drawn upon the Paying Agent and mailed to the Person who is the Holder thereof as of 11:00 a.m. on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2005-2 Note the Holder of which is the Holder of Series 2005-2 Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2005-2 Notes is Outstanding, the Holder of all Outstanding Series 2005-2 Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. in the city in which the principal office of the Note Registrar is located on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. All payments of principal of and interest on the Series 2005-2 Notes shall be made in lawful money of the United States of America.

Subject to the provisions of the Indenture, the Series 2005-2 Offered Notes shall be in substantially the form set forth in Exhibit A hereto and the Class C Notes shall be in substantially the form set forth in Exhibit B hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

Section 3. Interest On Series 2005-2 Notes. Each class of the Series 2005-2 Notes shall bear interest at the Applicable Interest Rate, and at such Applicable Interest Rate (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

Interest on each class of the Series 2005-2 Notes shall be computed on the basis of a three hundred sixty (360) day year for the number of days actually elapsed during the applicable Interest Period and shall be payable or subject to accrual on each Quarterly Distribution Date with respect to such class prior to the Maturity thereof and at the Maturity thereof. The interest payable or subject to accrual on each Quarterly Distribution Date for each class of the Series 2005-2 Notes shall be calculated on an aggregate principal amount basis, and shall be that interest which has accrued through the last day preceding such Quarterly Distribution Date or, in the case of the Maturity of a Series 2005-2 Note, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

Interest accrued with respect to Class B Notes shall not be paid on a Quarterly Distribution Date on which a Subordinate Interest Trigger Event exists (except from funds in the Capitalized Interest Fund in accordance with Section 4.15 of the Indenture); provided, however, that the calculation of the Class B Noteholders’ Interest Distribution Amount with respect to such Quarterly Distribution Date shall not be affected by the occurrence of a Subordinate Interest Trigger Event on such date.

Interest accrued with respect to any Class C Note on a Quarterly Distribution Date shall not be paid on such Quarterly Distribution Date but instead shall increase the Outstanding Principal Amount of such Note.

No Carry Over Amounts are payable on the Series 2005-2 Notes.

Section 4. Notification of Rates. By 10:00 a.m., New York City time, on each Regular Record Date with respect to the Series 2005-2 Notes, the Trustee shall determine Three-Month LIBOR for the applicable Quarterly Distribution Date and notify the Issuer Administrator of its determination.

Section 5. Additional Provisions Regarding the Applicable Interest Rate. The Trustee shall determine each Applicable Interest Rate on each LIBOR Determination Date. The determination of each Applicable Interest Rate by the Trustee or any other Person pursuant to the provisions of this First Supplemental Indenture shall be conclusive and binding on the Holders of the Series 2005-2 Notes, and the Issuer may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on a class of Series 2005-2 Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2005-2 Notes of such class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2005-2 Notes of such series or related documents) calculated from the date of issuance of such class through any subsequent day during the term of such class or otherwise prior to payment in full of the Series 2005-2 Notes of such class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2005-2 Notes of a class or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2005-2 Notes of such class, or if the redemption or acceleration of the maturity of the Series 2005-2 Notes of such class results in payment to or receipt by the Holder or any former Holder of the Series 2005-2 Notes of such class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2005-2 Notes of such class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2005-2 Notes of such class shall be credited on the Principal Amount of the Series 2005-2 Notes of such class (or, if the Series 2005-2 Notes of such class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2005-2 Notes of such class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2005-2 Notes of such class and under the related documents.

Section 6. Purposes of Issuance of Series 2005-2 Notes. The Series 2005-2 Notes are being issued (a) to provide funds to be used to acquire Eligible Loans, (b) to make a deposit to the Reserve Fund, (c) to make a deposit to the Capitalized Interest Fund, (d) to make a deposit to the Administrative Fund and (e) to pay the Costs of Issuance with respect to the Series 2005-2 Notes.

Section 7. Deposit of Series 2005-2 Note Proceeds. From the proceeds derived from the sale of Series 2005-2 Notes on the Closing Date (equal to par less an underwriting discount of two million one hundred forty-nine thousand nine hundred ninety dollars ($2,149,990)), there shall be deposited with the Trustee:

(a) for credit to the Prefunding Account, an amount equal to eight-five million two hundred sixteen thousand nine hundred nine dollars and seventy-seven cents ($85,216,909.77),

(b) for credit to the Add-On Consolidation Loan Account, an amount equal to fifty million dollars ($50,000,000),

(c) for credit to the Capitalized Interest Fund, an amount equal to thirty-one million five hundred thousand dollars ($31,500,000),

(d) for the credit of the Administration Fund, an amount equal to one million three hundred thirty-six thousand two hundred dollars ($1,336,200), which amount shall be applied solely to the payment of Costs of Issuance in the manner set forth in Section 4.03 of the Indenture,

(e) for credit to the Reserve Fund, an amount equal to two million four hundred forty-two thousand eight hundred thirty-two dollars and forty-three cents ($2,442,832.43), and

(f) to acquire the initial portfolio of Eligible Loans, an amount equal to eight hundred twenty-seven million three hundred fifty-four thousand sixty-seven dollars and eighty cents ($827,354,067.80).

Section 8. Distributions with Respect to 2005-2 Notes.

On each Quarterly Distribution Date, to the extent moneys are available in the Collection Fund, the Trustee shall make principal payments on the Class A Notes and the Class B Notes in accordance with Section 4.05 of the Indenture. On each Quarterly Distribution Date, to the extent moneys are available in the Collection Fund and in accordance with Section 4.05 of the Indenture, the Trustee shall pay to the Class C Noteholders distributions with respect to the Class C Notes. Notwithstanding any provision of the Indenture or any other provision of this Supplemental Indenture, the failure of a Class C Noteholder to receive on any date (including any Quarterly Distribution Date) a distribution with respect to the Class C Notes shall in no case be deemed to be an Event of Default under the Indenture.

Notwithstanding the foregoing, principal payments on the Series 2005-2 Notes made with moneys received by the Trustee pursuant to a remedy will be made pursuant to Section 6.06 of the Indenture.

Section 9. Book-Entry Series 2005-2 Notes.

(a) Subject to subsection (c) below, the Holder of all Series 2005-2 Offered Notes shall be the Securities Depository, and such Notes shall be registered in the name of the nominee for the Securities Depository.

(b) The Series 2005-2 Offered Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Series 2005-2 Notes for each class thereof in the aggregate Principal Amount of such class. Upon initial issuance, the ownership of each such Series 2005-2 Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Issuer may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2005-2 Offered Notes registered in its name for the purposes of (i) payment of the principal or Prepayment Price of and interest on the Series 2005-2 Offered Notes, (ii) redemption of the Series 2005-2 Offered Notes, (iii) giving any notice permitted or required to be given to Holders under the Indenture, (iv) registering the transfer of Series 2005-2 Offered Notes, and (v) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Participant, any Beneficial Owner of Series 2005-2 Offered Notes or any other Person claiming a Beneficial Ownership Interest in the Series 2005-2 Offered Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Prepayment Price of or interest on the Series 2005-2 Offered Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a redemption of the Series 2005-2 Offered Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Prepayment Price of and interest on the Series 2005-2 Offered Notes only to or upon the order of the Securities Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal, purchase price or Prepayment Price of and interest on the Series 2005-2 Offered Notes to the extent of the sum or sums so paid. Except as provided in subsection (c) below, no Person other than the Securities Depository shall receive an authenticated Series 2005-2 Offered Note evidencing the obligation of the Issuer to make payments of principal or Prepayment Price and interest pursuant to this Indenture. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2005-2 Offered Notes will be transferable to such new nominee in accordance with subsection (f) below.

(c) Section 2.07 of the Indenture provides for the issuance of Individual Notes in certain circumstances. In the event definitive Series 2005-2 Offered Notes are issued, the provisions of the Indenture and this First Supplemental Indenture shall apply to such definitive Series 2005-2 Offered Notes in all respects, including, among other things, the transfer and exchange of such Series 2005-2 Offered Notes and the method of payment of principal or Prepayment Price of and interest on such Series 2005-2 Offered Notes. Whenever the Securities Depository requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with the Securities Depository in taking appropriate action after reasonable notice (i) to make available one or more separate definitive Series 2005-2 Offered Notes to any Participant having Series 2005-2 Offered Notes credited to its account with the Securities Depository or (ii) to arrange for another securities depository to maintain custody of definitive Series 2005-2 Offered Notes.

(d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2005-2 Offered Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Prepayment Price of and interest on such Series 2005-2 Offered Note and all notices with respect to such Series 2005-2 Offered Note shall be made and given, respectively, to the Securities Depository as provided in its Letter of Representations.

(e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date (or such longer time as may be required by the Securities Depository) to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

(f) In the event that any transfer or exchange of Series 2005-2 Offered Notes is permitted under subsection (b) or (c) of this Section, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2005-2 Offered Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2005-2 Offered Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as

Holder of all the Series 2005-2 Offered Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2005-2 Offered Notes and the methods of payment of principal or Prepayment Price of and interest on such Series 2005-2 Offered Notes.

Section 10. Limitation on Fees.

(a) For so long as any Series 2005-2 Offered Notes shall be Outstanding, the Issuer covenants and agrees that the Note Fees with respect to the Series 2005-2 Notes to be paid, or reimbursed to the Issuer, shall not, in any year, exceed the sum of (i) the annual fees of the Trustee, the Delaware Trustee, and the Eligible Lender Trustee in effect as of the Closing Date, plus (ii) the costs of any opinions required by the Indenture or by any Rating Agency, unless a Rating Agency Confirmation has occurred with respect to the payment or reimbursement of such additional Note Fees.

(b) For so long as any Series 2005-2 Offered Notes shall be Outstanding, the Issuer covenants and agrees that the aggregate amount of Servicing Fees, Administration Fees and Note Fees shall not, in any Fiscal Year, exceed the sum of such fees provided for in the Cash Flows provided to each Rating Agency on the Closing Date, unless a Rating Agency Confirmation is obtained with respect to any such excess amount.

Section 11. Designation Pursuant to the Indenture. For so long as any Series 2005-2 Offered Notes shall be Outstanding, for purposes of the Indenture “Premium” shall mean, for the Eligible Loans acquired by the Issuer, an amount not to exceed an average of three percent (3%) on such Eligible Loans (which premiums may be changed with a Rating Agency Confirmation).

Section 12. Certain Findings, Determinations and Designations. The Issuer hereby finds and determines as follows:

(a) This First Supplemental Indenture supplements the Indenture, constitutes and is a “Supplemental Indenture” within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

(b) The Class A Notes constitute, and are hereby designated as, “Senior Notes” within the meaning of the term as defined and used in the Indenture. The Class B Notes constitute, and are hereby designated as, “Subordinate Notes” within the meaning of the term as defined and used in the Indenture. The Class C Notes constitute and are hereby designated as, “Junior Subordinate Notes” within the meaning of the term as defined and used in the Indenture.

(c) Upon receipt of the proceeds of the sale of the Series 2005-2 Notes, the revenues and other moneys and property pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes.

(d) There does not exist an “Event of Default,” within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition which, after the passage of time, would constitute such an “Event of Default.”

Section 13. Conditions Precedent. The execution, authentication and delivery of the Series 2005-2 Notes is conditioned upon the satisfaction of the conditions set forth in Section 2.02 of the Indenture.

Section 14. Annual Audit. The Issuer shall provide Moody’s and S&P with annual audited financial statements of Goal by April 30 of each year.

Section 15. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 16. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF THIS FIRST SUPPLEMENTAL INDENTURE, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 17. Headings. The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this First Supplemental Indenture.

Section 18. Severability. If any provision of this First Supplemental Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or paragraphs in this First Supplemental Indenture contained shall not affect the remaining portions of this First Supplemental Indenture or part thereof.

Section 19. Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 20. Effect of First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

Section 21. Disposition of Certain Proceeds of Issuance. If any proceeds of the issuance of the Series 2005-2 Notes remain in a Prefunding Account at the end of the applicable Prefunding Period, then on the first Business Day thereafter the Trustee shall transfer such remaining proceeds to the Collection Fund. If any proceeds of the issuance of the Series 2005-2 Notes remain in the Administration Fund after all Costs of Issuance are paid, then, notwithstanding any provision of Section 4.02 of the Indenture to the contrary, on the first Business Day after the date on which such costs are fully paid, the Trustee shall transfer such remaining proceeds to the Collection Fund.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

GOAL CAPITAL FUNDING TRUST

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee

By	/s/ Emmett R. Harmon
Name	Emmett R. Harmon
Title	Vice President

S-1

JPMORGAN CHASE BANK, N.A., as Trustee

By	/s/ Luiza Sinanian
Name	Luiza Sinanian
Title	Trust Officer

S-2

Exhibit A

Form of Series 2005-2 Offered Note

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the Registered Owner hereof, CEDE & Co., has an interest herein.

Student Loan Asset-Backed Note

Series 2005-2 Class [        ]

No. R-		$
Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP

[ ], 20	October [ ], 2005	Three-Month LIBOR plus % (except for the Initial Interest Period)	___________

Registered Holder: CEDE & Co.

Principal Amount: [            ] Dollars

For Value Received, Goal Capital Funding Trust, a Delaware statutory trust (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the Registered Holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2005-2 Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Applicable Interest Rate, and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this note on each Quarterly Distribution Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this note is the Holder of Series

2005-2 Notes in the aggregate principal amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2005-2 Notes is outstanding, the Holder of all outstanding Series 2005-2 Notes), at the direction of the Registered Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by the Registered Holder. In addition, interest on this note is payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such Maturity is a Quarterly Distribution Date, in which event interest is payable in the manner set forth in the preceding sentence. Interest accrued but not paid on any Quarterly Distribution Date will be due on the next Quarterly Distribution Date together with an amount equal to interest on the unpaid amount at the applicable rate per annum. Any such shortfall will be allocated pro rata to the Holders, based on the total amount of interest due on each class of Series 2005-2 Note. The principal of, premium, if any, and interest on this note are payable in lawful money of the United States of America.

This note is one of an authorized issue of Notes, issued and to be issued by the Issuer in one or more series pursuant to an Indenture of Trust, dated as of October 1, 2005 (as the same may be amended from time to time, the “Indenture”), from the Issuer and JPMorgan Chase Bank, N.A., as eligible lender trustee, to JPMorgan Chase Bank, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture of Trust, dated as of October 1, 2005 (as the same may be amended from time to time, the “First Supplemental Indenture”), between the Issuer and the Trustee. As provided in the Indenture, the Notes are issuable in series which may vary as in the Indenture provided or permitted. This note is one of a series of Notes issued under the Indenture and the First Supplemental Indenture (collectively referred to herein as the “Series 2005-2 Notes”).

Reference is hereby made to the Indenture and the First Supplemental Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this note, and this note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters that are defined in the Indenture or the First Supplemental Indenture but not defined in this note have the respective meanings given such terms in the Indenture. In the event of any conflict between this note and the Indenture or the First Supplemental Indenture, the Indenture or the First Supplemental Indenture, as applicable, shall control. The Class A Notes are issued as, and will constitute, Senior Notes, the Class B Notes are issued as, and will constitute, Subordinate Notes and the Class C Notes are issued as, and will constitute, Junior Subordinate Notes, under the Indenture or the First Supplemental Indenture, as the case may be.

The Series 2005-2 Notes are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

Notwithstanding any provision of this note to the contrary, in no event shall the cumulative amount of interest paid or payable on this note (including interest calculated as provided herein, plus any other amounts that constitute interest on this note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this note or related documents) calculated from the date of issuance of this note through any subsequent day during the term of this note or otherwise prior to payment in full of this note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this note, or if the redemption or acceleration of the Maturity of this note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this note or related documents to the contrary all excess amounts theretofore paid or received with respect to this note shall be credited on the principal amount of this note (or, if this note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this note and under the related documents.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

It is expressly understood and agreed by the holder hereof that (a) the Indenture and this note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreements in the Indenture and this note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this note or the other transaction documents.

IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name by the signature of the Delaware Trustee.

GOAL CAPITAL FUNDING TRUST

By	Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee

By
Name
Title

CERTIFICATE OF AUTHENTICATION

This note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By
Name:
Title:

Exhibit B

Form of Series 2005-2 Class C Note

Student Loan Asset-Backed Note

Series 2005-2 Class C

Initial Principal Amount

$

Stated Maturity Date	Date of Original Issue	Interest Rate
[ ], 20	October [ ], 2005	Three-Month LIBOR plus % (except for the Initial Interest Period)

Holder:

Initial Principal Amount: [            ] Dollars

For Value Received, Goal Capital Funding Trust, a Delaware statutory trust (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the Holder specified above, or its assigns (the “Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Initial Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2005-2 Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Holder hereof from the date hereof until the payment of said Initial Principal Amount has been made or duly provided for. Interest shall accrue on each Quarterly Distribution Date at the Applicable Interest Rate and, on each such Quarterly Distribution Date, the Principal Amount of this Note shall be increased by the amount of such accrued interest and shall be decreased by the Class C Distribution Amount with respect to such Quarterly Distribution Date. Payment of the Class C Distribution Amount on a Quarterly Distribution Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder hereof as of 5:00 p.m. on the applicable Regular Record Date at the address of such Holder as it appears on the Note Register maintained by the Note Registrar at the direction of the Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by the Holder. The principal of, premium, if any, and interest on this note are payable in lawful money of the United States of America.

This note is one of an authorized issue of Notes, issued and to be issued by the Issuer in one or more series pursuant to an Indenture of Trust, dated as of October 1, 2005 (as the same may be amended from time to time, the “Indenture”), from the Issuer and JPMorgan Chase Bank, N.A., as eligible lender trustee, to JPMorgan Chase Bank, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture of Trust, dated as of October 1, 2005 (as the same may be amended from time to time, the “First Supplemental Indenture”), between the Issuer and the Trustee. As provided in the Indenture, the Notes are issuable in series which may vary as in the Indenture provided or permitted. This note is one of a series of Notes issued under the Indenture and the First Supplemental Indenture (collectively referred to herein as the “Series 2005-2 Notes”).

Reference is hereby made to the Indenture and the First Supplemental Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Holder of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of and premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Issuer thereunder; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Holder hereof with respect hereto and thereto, including the limitations upon the right of a Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this note, and this note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters that are defined in the Indenture or the First Supplemental Indenture but not defined in this note have the respective meanings given such terms in the Indenture. In the event of any conflict between this note and the Indenture or the First Supplemental Indenture, the Indenture or the First Supplemental Indenture, as applicable, shall control. The Class A Notes are issued as, and will constitute, Senior Notes, the Class B Notes are issued as, and will constitute, Subordinate Notes and the Class C Notes are issued as, as will constitute, Junior Subordinate Notes, under the Indenture or the First Supplemental Indenture, as the case may be.

The Series 2005-2 Notes are limited obligations of the Issuer, payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture including, but not limited to, payments of principal and interest made by obligors of Financed Student Loans and available Note proceeds.

Notwithstanding any provision of this note to the contrary, in no event shall the cumulative amount of interest paid or payable on this note (including interest calculated as provided herein, plus any other amounts that constitute interest on this note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this note or related documents) calculated from the date of issuance of this note through any subsequent day during the term of this note or otherwise prior to payment in full of this note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this note, or if the redemption or acceleration of the Maturity of this note results in payment to or receipt by the Holder or any former Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this note or related documents to the contrary all excess amounts theretofore paid or received with respect to this note shall be credited on the principal amount of this note (or, if this note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this note and under the related documents.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

It is expressly understood and agreed by the holder hereof that (a) the Indenture and this note each is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreements in the Indenture and this note made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing contained in the Indenture and this note shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained in the Indenture and this note, all such liability, if any, being expressly waived by the holder hereof and by any Person claiming by, through or under the holder hereof; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under the Indenture, this note or the other transaction documents.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)-(3) or (7) UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

THIS NOTE MAY NOT BE TRANSFERRED ON OR THROUGH AN “ESTABLISHED SECURITIES MARKET” OR A “SECONDARY MARKET (OR THE SUBSTANTIAL EQUIVALENT THEREOF)” WITHIN THE MEANING OF SECTION 7704(b) OF THE CODE AND MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA (INCLUDING, WITHOUT LIMITATION, FOREIGN OR GOVERNMENT PLANS), (2) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (3) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN THE ENTITY (EACH, A “BENEFIT PLAN INVESTOR”). FURTHER, THIS NOTE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE.

THIS NOTE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN GOAL CAPITAL FUNDING, LLC OR WILMINGTON TRUST COMPANY.

IN WITNESS WHEREOF, the Issuer has caused this note to be executed in its name by the signature of the Delaware Trustee.

GOAL CAPITAL FUNDING TRUST

By	Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By
Name:
Title:

ASSIGNMENT

For Value Received the undersigned hereby sells, assigns and transfers unto                                                   the within Note and irrevocably appoints                                              , attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Please Insert Social Security or Other Identifying Number of Assignee
Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

Signature Guaranteed:

Schedule I

SPECIFIED CAPITALIZED INTEREST FUND BALANCE

Quarterly Distribution Date	Amount
February 2006	Twenty-five million dollars ($25,000,000)
May 2006	Twenty million dollars ($20,000,000)
August 2006	Sixteen million dollars ($16,000,000)
November 2006	Thirteen million dollars ($13,000,000)
February 2007	Ten million five hundred thousand dollars ($10,500,000)
May 2007	Eight million dollars ($8,000,000)
August 2007	Six million dollars ($6,000,000)
November 2007	Four million dollars ($4,000,000)
February 2008	Two million dollars ($2,000,000)
May 2008	Zero dollars ($0)